EXHIBIT (h)(5)

John Hancock Investment Management LLC
200 Berkeley Street Boston, MA 02116

March 26, 2026

To the Trustees of

John Hancock Funds

200 Berkeley Street

Boston, MA 02116

Re:	Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements approved by the Board or entered into by and between John Hancock Investment Management LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D, Appendix E, and Appendix F hereto.

2. The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix G, Appendix H, Appendix I, and Appendix J hereto.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

By:	/s/ Effie Georgountzos
Effie Georgountzos
Chief Financial Officer

Agreed and Accepted

on behalf of each applicable Trust listed in Appendix A

By:	/s/ Fernando A. Silva
Fernando A. Silva
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Municipal Bond Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

John Hancock Core Bond ETF

John Hancock Core Plus Bond ETF

John Hancock Corporate Bond ETF

John Hancock Disciplined Value International Select ETF

John Hancock Disciplined Value Select ETF

John Hancock Dynamic Municipal Bond ETF

John Hancock Fundamental All Cap Core ETF

John Hancock Global Senior Loan ETF

John Hancock Hedged Equity ETF

John Hancock High Yield ETF

John Hancock International High Dividend ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Preferred Income ETF

John Hancock U.S. High Dividend ETF

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Disciplined Value Global Long/Short Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Macro Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Equity Income Fund

John Hancock Fundamental Large Cap Core Fund

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John Hancock Global Climate Action Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Mid Cap Growth Fund

John Hancock Small Cap Core Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Municipal Opportunities Fund

John Hancock Short Duration Municipal Opportunities Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

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APPENDIX B

Fund Level Contractual Limitation on Fund Level Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) Rule 12b-1 fees, (f) transfer agent fees and service fees, (g) shareholder servicing fees, (h) borrowing costs, (i) prime brokerage fees, (j) acquired fund fees and expenses paid indirectly, and (k) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
California Municipal Bond Fund	0.44%	9/30/2026
Disciplined Value Global Long/Short Fund	1.53%	7/31/2026
ESG Large Cap Core Fund	0.75%	2/28/2027
Fundamental Equity Income Fund	0.71%	7/31/2027	[1]
Global Climate Action Fund	0.84%	7/31/2027	[2]
Global Environmental Opportunities Fund	0.84%	2/28/2027
High Yield Municipal Bond Fund	0.45%	9/30/2026
International Dynamic Growth Fund	0.83%	2/28/2027
Investment Grade Bond Fund	0.38%	9/30/2026
Municipal Opportunities Fund	0.50%	9/30/2026
Short Duration Bond Fund	0.29%	9/30/2025
Short Duration Municipal Opportunities Bond Fund	0.38%	9/30/2026

[1]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for Fundamental Equity Income Fund (0.71%), with an expiration date of July 31, 2027, effective upon the current expiration date of July 31, 2026.

[2]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on fund level expenses for Global Climate Action Fund (0.84%), with an expiration date of July 31, 2027, effective upon the current expiration date of July 31, 2026.

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APPENDIX C

Fund Level Contractual Limitation on Total Operating Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) borrowing costs, (f) prime brokerage fees, (g) acquired fund fees and expenses paid indirectly, and (h) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Fund Level Expenses	Expiration Date of Expense Limit
John Hancock Core Bond ETF	0.29%	7/31/2027	[1]
John Hancock Core Plus Bond ETF	0.36%	7/31/2027	[1]
John Hancock Corporate Bond ETF	0.29%	7/31/2027	[1]
John Hancock Disciplined Value International Select ETF	0.69%	7/31/2027	[1]
John Hancock Disciplined Value Select ETF	0.56%	7/31/2027	[1]
John Hancock Dynamic Municipal Bond ETF	0.39%	7/31/2027	[1]
John Hancock Fundamental All Cap Core ETF	0.72%	7/31/2027	[1]

[1]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the contractual limit on total operating expenses for John Hancock Core Bond ETF (0.29%), John Hancock Core Plus Bond ETF (0.36%), John Hancock Corporate Bond ETF (0.29%), John Hancock Disciplined Value International Select ETF (0.69%), John Hancock Disciplined Value Select ETF (0.56%), John Hancock Dynamic Municipal Bond ETF (0.39%), John Hancock Fundamental All Cap Core ETF (0.72%), John Hancock Global Senior Loan ETF (0.59%), John Hancock High Yield ETF (0.52%), John Hancock International High Dividend ETF (0.46%), John Hancock Mortgage-Backed Securities ETF (0.39%), John Hancock Multifactor Developed International ETF (0.39%), John Hancock Multifactor Emerging Markets ETF (0.49%), John Hancock Multifactor Large Cap ETF (0.29%), John Hancock Multifactor Small Cap ETF (0.42%), John Hancock Preferred Income ETF (0.54%), and John Hancock U.S. High Dividend ETF (0.34%), each with an expiration date of July 31, 2027, each effective upon the current expiration date of August 31, 2026.

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John Hancock Global Senior Loan ETF	0.59%	7/31/2027	[1]
John Hancock Hedged Equity ETF	0.49%	7/31/2027	[2]
John Hancock High Yield ETF	0.52%	7/31/2027	[1]
John Hancock International High Dividend ETF	0.46%	7/31/2027	[1]
John Hancock Mortgage-Backed Securities ETF	0.39%	7/31/2027	[1]
John Hancock Multifactor Large Cap ETF	0.29%	7/31/2027	[1]
John Hancock Multifactor Developed International ETF	0.39%	7/31/20271
John Hancock Multifactor Emerging Markets ETF	0.49%	7/31/2027	[1]
John Hancock Multifactor Small Cap ETF	0.42%	7/31/2027	[1]
John Hancock Preferred Income ETF	0.54%	7/31/2027	[1]
John Hancock U.S. High Dividend ETF	0.34%	7/31/2027	[1]

[2]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the establishment of the contractual limit on total operating expenses for the John Hancock Hedged Equity ETF, with an expiration date of July 31, 2027, effective as of the commencement of operations of the John Hancock Hedged Equity ETF.

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APPENDIX D

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) borrowing costs; (vii) prime brokerage fees; (viii) short dividend expense; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

	Class	Class	Class	Class	Class	Class	Class NAV	Expiration Date of Expense Limit
Fund	A	C	I	R2	R4	R6
Investment Grade Bond Fund	N/A	N/A	0.49%	N/A	N/A	N/A	N/A	9/30/2026

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APPENDIX E

Fund Level Contractual Limit on Other Expenses

For purposes of this Appendix:

The Adviser contractually agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

“Expense Limit” means the percentage of a Fund’s average daily net assets (on an annualized basis) set forth below.

The current expense limitation agreement expires on the date specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit

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APPENDIX F

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to reduce John Hancock Diversified Real Assets Fund’s management fee by an annual rate of 0.05% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2027.1

The Adviser agrees to reduce John Hancock Emerging Markets Equity Fund’s management fee by an annual rate of 0.15% of the Fund’s average daily net assets. The reduction will continue until at least February 28, 2027.

The Adviser agrees to reduce John Hancock Mid Cap Growth Fund’s management fee by an annual rate of 0.07% of the Fund’s average daily net assets. The reduction will continue until at least July 31, 2027.2

[1]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the advisory waiver for John Hancock Diversified Real Assets Fund (0.05%), with an expiration date of July 31, 2027, effective upon the current expiration date of July 31, 2026.

[2]

At the March 24-26, 2026 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the renewal of the advisory waiver for John Hancock Mid Cap Growth Fund (0.07%), with an expiration date of July 31, 2027, effective upon the current expiration date of July 31, 2026.

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APPENDIX G

Class Level Voluntary Total Operating Expense Limitations*

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average daily net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

Classes
Fund	A	B	I	R2	R4	R5	R6
N/A

*	These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust

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APPENDIX H

Fund Level Voluntary Limit on Other Expenses*

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund as set forth in the table below. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) investment management fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) shareholder servicing fees, (i) borrowing costs, (j) prime brokerage fees, (k) acquired fund fees and expenses paid indirectly, and (l) short dividend expense.

Fund	Limit on Other Expenses
Balanced Fund	0.20%
Classic Value Fund	0.20%
Disciplined Value International Fund	0.25%
Diversified Macro Fund	0.20%
Emerging Markets Equity Fund	0.25%
Financial Industries Fund	0.20%
Fundamental Large Cap Core Fund	0.20%
Infrastructure Fund	0.25%
Regional Bank Fund	0.20%
Small Cap Core Fund	0.20%
Short Duration Bond Fund	0.15%
U.S. Global Leaders Growth Fund	0.20%
Bond Fund	0.15%
High Yield Fund	0.15%
Income Fund	0.15%
Money Market Fund	0.15%

*	These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I

Voluntary Money Market Fund Expense Limitation Agreement

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b-1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield. In addition, the Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

I-1